Exhibit 10(a)




                 OTR EXPRESS, INC. 1996 STOCK OPTION PLAN
                  (As Amended and Restated February 2000)

                          SECTION I.  PURPOSE

      The purpose of this Plan is to provide an incentive which will attract, retain, motivate and reward "Key Employees" of the Company and promote the best interests and long-term performance of the Company by encouraging the ownership of interests in the Company's stock by such "Key Employees". It is intended that options may be granted pursuant to this Plan which will qualify as Incentive Stock Options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and that options may be granted pursuant to this Plan which will not qualify as ISO's and will be non-qualified options ("NQO's"). It is also intended that this Plan comply in all respects with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and any amendment or successor provision thereto ("Rule 16b-3"); any provision of this Plan deemed not to be in compliance with the requirements of Rule 16b-3 shall be deemed null and void. This Plan is not intended to preclude the use of Common Stock for other compensation purposes in line with the needs and objectives of the Company.

                        SECTION II.  DEFINITIONS

    A.  "Board of Directors" means the board of directors of the Company.

    B. A "Change in Control" shall be deemed to occur (1) upon the approval by the Board of Directors of the Company (or if approval of the Board of Directors of the Company is not required as a matter of law, the stockholders of the Company) of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a consolidation or merger in which the holders of Common Stock immediately prior thereto will have the same or proportionate ownership of Common Stock of the surviving corporation immediately thereafter, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (c) any plan or proposal for the liquidation or dissolution of the Company, or (2) when any person or group of persons acting in concert, other than the Company, any stockholder at the time of the initial public offering of the Common Stock or any employee benefit plan or trust maintained by the Company or any of its Subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of 25% or more of the combined voting power of the Company's then outstanding stock, without the prior approval of at least 80% of the members of the Board of Directors of the Company.

   C. "Compensation Committee" means the committee established by the Board of Directors of the Company pursuant to Section VII.

   D. "Common Stock" means the shares of the common stock (including treasury stock), par value $0.01 per share, of the Company.

   E. "Company" means OTR Express, Inc., a Kansas corporation, or any successor thereto.

   F. "Disability" means inability of a Participant to perform his or her duties as a Key Employee by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes the Company proof of the existence thereof in such form and manner, and at such times, as the Compensation Committee may require.

   G. "Fair Market Value," as of a given date, means the fair market value of one share of Common Stock as determined by the Compensation Committee in accordance with the provisions of the Code and the regulations thereunder. If, on or on the trading day immediately prior to such given date, shares of the Common Stock have been traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), "Fair Market Value" shall generally be considered to be the last price of the Common Stock as reported by NASDAQ on such given date or, if none, on the last day preceding such given date on which a sale of the Common Stock was so reported.

   H. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.

   I. "Parent" means any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company or a Subsidiary, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   J. "Participant" means a Key Employee who is granted a stock option hereunder.

   K.  "Plan" means this OTR Express, Inc. 1996 Stock Option Plan.

   L. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of a grant hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   M. "Ten Percent Stockholder" means a person who owns, on the date of grant of an ISO hereunder, more than 10% of the total combined voting power of all classes of stock of the Company, or its Parent or Subsidiary.

                              SECTION III. STOCK

      The total amount of stock which may be granted or sold under this Plan shall not exceed 130,000 shares of the Company"s Common Stock. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares of Common Stock subject to the option shall again be available for the purposes of this Plan.

                            SECTION IV. ELIGIBILITY

      A stock option, or a stock option may be granted under the Plan only to a Key Employee.

                            SECTION V. STOCK OPTIONS

   A. Option Price. Except as provided below, the purchase price of the Common Stock under each option granted hereunder shall be as determined by the Compensation Committee but not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option. The purchase price of Common Stock under each ISO granted to a Ten Percent Stockholder shall be as determined by the Compensation Committee but not less that 110% of the Fair Market Value of the Common Stock at the time of the grant of the ISO.

   B. Term and Exercise of Options. The term of each option shall be not more than ten (10) years from the date of granting thereof and the term of each ISO granted to a Ten Percent Stockholder shall not be more than five (5) years from the date of granting thereof. Within such limits, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Compensation Committee shall, in each instance, approve, which need not be uniform for all Participants; provided, however, that except as provided in Subsection D of this Section and Section X, no option may be exercised at any time unless the Participant is then an employee of the Company or a Subsidiary and has been continuously since the granting of the option or was an employee of the Parent of the Company at the time of grant and has been continuously employed since that time by either such Parent or by the Company or a Subsidiary.

   C. Non-Transferability of Options. Each option granted under this Plan shall by its terms be non-transferable by the Participant other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Compensation Committee may permit a Participant to transfer an NQO or cause the Company to grant an NQO that would otherwise be granted to a Participant, to any one or more of the following: a Participant's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Participant, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trust or entities in respect of a Participant shall be subject to the provisions of Subsection D concerning the exercisability during the Participant's employment.

   D. Termination of Employment. Except as otherwise provided herein, if a Participant voluntarily or involuntarily terminates employment with the Company or any of its Subsidiaries, the Participant may exercise any option held by such Participant, to the extent the Participant was entitled to exercise if at the date of termination of employment, at any time within three (3) months after the date of such termination, but not after the expiration of the option; provided, however, if the Participant voluntarily terminates employment (except upon retirement after age 65), the Participant may only exercise any such option after such termination if the Compensation Committee consents to such exercise. Any option not so exercised shall expire. However, subject to the provisions of Subsection G of this Section:

           1. If a Participant retires after reaching age 65, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within three (3) months in the case of an ISO or twelve
               (12) months in the case of an NQO after the date of the Participant's retirement but not after the expiration of the option;

           2. If a Participant retires after attaining age 55 but not age 65, the Compensation Committee, in its sole discretion, may provide that the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within three (3) months (or, in the discretion of the Compensation Committee, twelve (12) months in the case of an NQO) after the date of the Participant's retirement, but not after the expiration of the option;

           3. If a Participant's employment is terminated by reason of death, the personal representative of the Participant may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise occurs within twelve (12) months of the date of the Participant's death but not after the expiration of the option; and

           4. If a Participant's employment is terminated by reason of Disability, the Participant (or the personal representative of the Participant if the Participant has died) may exercise any or all of the Participant's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within twelve (12) months of the date of the Participant's employment termination but not after the expiration of the option.

      Notwithstanding the foregoing, if the employment of any Participant shall be terminated because of the Participant's violation of law or the business conduct rules of the Company or for other breach of duty, all unexercised options of such Participant shall lapse and be unexercisable on and after the date of termination of the Participant's employment. The existence or nonexistence of such violation or breach and the date of termination of employment shall be determined by the Compensation Committee in its sole discretion, and such determination shall be final. No change in the duties of a Participant, while in the employ of the Company, a Parent or a Subsidiary, or transfer, if still employed after the transfer by a Company, a Parent or a Subsidiary, shall constitute a termination of employment.

   E. Leaves of Absence. The option agreements issued pursuant to this Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

   F. Payment of Option Price. The purchase price is to be paid in full upon exercise of an option, either (1) in cash, or (2) in the discretion of the Compensation Committee, in shares of Common Stock having a Fair Market Value equal to the cash exercise price of the option being exercised, (3) through such cashless exercise arrangement as may be approved by the Compensation Committee, or
       (4)in the discretion of the Compensation Committee, by any combination of the payment methods specified in clauses (1) and
       (2) hereof; provided, however, that (a) shares of Common Stock tendered in payment must be either shares owned by the Participant and registered in the Participant's name and may not include shares of Common Stock acquired by the Participant through exercise of an option granted less than six months prior to the date of exercise of the option being exercised, and (b) no shares of Common Stock may be tendered in exercise of an ISO if such shares were acquired by the Participant through the exercise of an ISO, unless (I) such shares have been held by the Participant for at least one year; and (ii) at least two (2) years have elapsed since such ISO was granted. The proceeds received by the Company upon exercise of an option are to be added to the general funds of the Company, if cash, or to the shares of the Common Stock held in treasury, if shares of Common Stock, and used for the corporate purposes of the Company as the Compensation Committee shall determine. Subject to the approval of the Compensation Committee, the Company may loan to any Participant a sum equal to not more than one hundred percent (100%) of the purchase price of the shares of Common Stock purchased upon exercise of an option, such loan to be evidenced by the execution and delivery of a promissory note. Interest on such unpaid balance of the note shall be at such rate as the Compensation Committee may determine. The note may, but need not, provide for its forgiveness as the Participant continues in employment. The Compensation Committee may, in its discretion, include within any option agreement, a provision entitling the Participant to a further option (a "Re-load Option") in the event the Participant exercises an option by surrendering other shares of Common Stock in accordance with (2), above. Any such Re-load Option shall be for the number of shares of Common Stock surrendered upon exercise under (2), above, and shall become exercisable upon such terms and conditions as the Compensation Committee shall determine, but the purchase price shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of exercise of such option under (2), above.

   G. Limitation on Exercise of Options. The maximum aggregate Fair Market Value determined at the time an ISO is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. If the provisions of this Section limit the exercisability of certain ISO's which would otherwise become exercisable on account of an event described in Subsection D of this Section or Section X, the Compensation Committee, in its sole discretion, shall determine the times at which such ISO's become exercisable so that the provisions of this Subsection G are not violated; provided that in no event shall any ISO be exercisable more than ten (10) years from the date of granting thereof (five
       (5) years in the case of ISO's granted to Ten Percent
       Stockholders).

                           SECTION VI. ADMINISTRATION

      This Plan shall be administered by the Compensation Committee. Subject to the express provisions of this Plan, the Compensation Committee shall have complete authority to:

   A. determine the individuals to whom and the time or times when options shall be granted;
   B. determine the number of shares to be subject to each option, and the terms and provisions of each option;
   C.  interpret the Plan;
   D. prescribe, amend and rescind rules and regulations relating to the Plan;
   E. cancel, with the consent of a Participant, any option previously granted to such Participant and to grant a new option in place thereof; and
   F.  make all determinations not specifically set forth in (A) through
       (E) above which it considers necessary or advisable for the administration of this Plan.

      All determinations by the Compensation Committee with respect to (A) through (F) above shall be final. In the event the Company or any Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Compensation Committee may grant options to employees, former employees of such corporation in substitution of options previously granted to them by such corporation upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

                    SECTION VII. COMPENSATION COMMITTEE

      The Compensation Committee shall at all times be constituted to comply with the requirements of Rule 16b-3; as of the date of adoption of this Plan by the Board of Directors of the Company, Rule 16b-3 requires that the Compensation Committee shall consist of two (2) or more members of the Board of Directors each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3). The members of the Compensation Committee shall be appointed by and shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Compensation Committee. The Compensation Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All recommendations by the Compensation Committee shall be made by a majority of its members.

                   SECTION VIII.  EFFECT OF CHANGE IN STOCK

      Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares and the like, the number and class of shares available for grants of options and the number of shares subject to any outstanding options, and the price thereof, as applicable, shall be appropriately adjusted by the Compensation Committee.

                    SECTION IX.  AMENDMENT OR TERMINATION

      Unless this Plan shall theretofore have been terminated as hereinafter provided, this Plan shall terminate, and no stock option shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any option, outstanding at the termination of this Plan, shall continue in full force and effect in accordance with its terms and shall not be affected by such termination of this Plan. The Board of Directors of the Company may, at any time prior to that date, terminate this Plan or make such modifications of the Plan as it may deem advisable; provided, however, that, if approval by stockholders of the Company of any amendment is required to comply with Rule 16b-3 or other applicable requirement, such amendment shall be subject to stockholder approval.

                        SECTION X.  CHANGE OF CONTROL

      In the event that a Change of Control of the Company occurs, any then outstanding stock option held by such Participant shall immediately mature and vest in full and any such stock option shall be settled by the payment to such Participant of an amount equal to the excess, if any, of the aggregate Fair Market Value of the shares subject thereto on the Special Maturity Date as hereinafter defined, over the aggregate exercise price of such option. For purposes of an event described in clause (2) of Paragraph B of Section II above, the Special Maturity Date for purposes hereof shall be the date securities are first purchased by a tender or exchange offeror, or the date upon which the Company first receives written notice of acquisition of 25% of its Common Stock, whichever shall first occur. For purposes of an event described in Clause (1) of Paragraph B of Section II, the Special Maturity Date shall be the effective date of such event. Settlement shall be made in cash within not less than five (5) days following the Participant's termination of employment.

                          SECTION XI. WITHHOLDING

      The Company, at the time any distribution is made under this Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy any federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.

                        SECTION XII. MISCELLANEOUS

   A. Rights to Continued Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or a Subsidiary or interfere with the right of the Company or a Subsidiary to terminate the individual's employment.

   B. Retirement Plan Rights. Benefits received under this Plan by a Participant shall not effect or be used in the calculation of the Participant's pension or other retirement benefits under any other plan maintained by the Company.

   C. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each Participant acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

                    SECTION XIII. EFFECTIVENESS OF THE PLAN

      This amended and restated Plan will be effective upon adoption by the Board of Directors of the Company, subject, however, to its approval by the stockholders of the Company given within 12 months after the date the Plan is adopted by the Board of Directors, at a regular meeting of the stockholders or at a special meeting of the stockholders duly called and held for such purpose, or by written consent of the stockholders. Grants of options made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained as aforesaid, such grants shall not be effective for any purpose.

The foregoing amendment and restatement was adopted by the Board of Directors of the Company on February 2, 2000. Stockholder approval was not required for the amendment to Plan contained herein.


                                               OTR EXPRESS, INC.


                                               By /s/ William P. Ward
                                                  William P. Ward, President